CONSENT OF COUNSEL

We hereby consent to the incorporation by reference in this Annual Report on Form 10-KSB of our consent dated July 30, 2002 appearing in the Providence Capital III, Inc. filing dated July 30, 2002.

We also consent to the reference to us under the heading "Exhibits" in such Registration Statement.

NADEAU & SIMMONS, P.C.

/s/ Nadeau & Simmons, P.C.

By:_______________________


Providence, RI
July 30, 2002